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                            THE CENTRIS GROUP, INC.
                            -----------------------
               1997 LONG-TERM INCENTIVE - PERFORMANCE UNIT PLAN

I. INTRODUCTION

     1.1 This document describes the terms and conditions of The Centris Group,
                                                             ------------------
Inc. 1997 Long-Term Incentive - Performance Unit Plan pursuant to which
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Performance Units may be granted to eligible officers of the Company and its subsidiaries. The following statements summarize the principal provisions of the Plan, against which the Board or the Compensation Committee of the Board, in their sole discretion shall interpret and administer the Plan.

     1.2 The Long-Term Incentive - Performance Unit Plan was approved by the Compensation Committee of the Board of Directors of the Company on September 17, 1996 and by the Board of Directors of the Company on December 4, 1996 and January 29, 1997, subject to approval by the holders of a majority of the outstanding shares of Common Stock present in person or by proxy and entitled to vote at the Company's Annual Meeting of Stockholders to be held in May 1997.
The Plan is not subject to any provision of the Employee Retirement Income Security Act of 1974, as amended, and is not required to be qualified under
Section 401(a) of the Internal Revenue Code of 1986, as amended. The Plan was amended as of May 14, 1997 to reflect the Company's new name adopted as of that date.

II. DESCRIPTION

     2.1 The Plan provides for the Grant of Performance Units to eligible officers of the Company and its subsidiaries, contingent on the Company achieving specific predetermined operating targets. The number of Performance Units awarded will be determined based on actual performance over the Performance Period relative to target.

III. PURPOSE

     3.1 The purpose of the Plan is to reward key executives for the Company's long-term operating performance. The underlying purpose and objective is to further the interests of the Company by providing incentives for individuals to become or remain employees of the Company or its subsidiaries through the granting of long-term incentives such as Performance Units granted under the Plan.

IV. DEFINITIONS

     4.1 The following terms shall have the following meanings for purposes of the Plan:

     a) "Agreement" shall mean a document executed by the Company for an individual participant describing the specific terms and conditions of a Grant issued under the Plan.

     b) "Board" shall mean the Board of Directors of The Centris Group, Inc.
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     c) "Base Compensation" shall mean the Participant's base salary at the time the Performance Unit Grant is made.

     d) "Change in Control" means the following and shall be deemed to occur if any of the following events occur:

          (i) Any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding voting securities;

          (ii) Individuals who, as of the date of the Plan, constituted the Board of Directors ("Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to such date whose election, or nomination for election by the Company's stockholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of the office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall, for the purposes of the Plan, be considered as though such person were a member of the Incumbent Board;

          (iii) The stockholders of the Company approve a merger or consolidation with any other corporation, other than

                (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of another entity) more than 50% of the combined voting power of the voting securities of the Company or such other entity outstanding immediately after such merger or consolidation, or

                (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquired 50% or more of the combined voting power of the Company's then outstanding voting securities; or

          (iv) The stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or other disposition by the Company of all or substantially all of the Company's assets.

     Notwithstanding the preceding provisions of this Section 4.1(d), a Change in Control shall not be deemed to have occurred (1) if the "person" described in clause (i) of the preceding provisions of this Section 4.1(d) above (1) is an underwriter or underwriting syndicate that has acquired the ownership of 50% or more of the combined voting power of the Company's then outstanding voting securities solely in connection with a public offering of the
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Company's securities; (2) is the Company, any wholly owned subsidiary of the
Company, any employee benefit plan of the Company or of a subsidiary of the Company, or any person holding voting shares for or pursuant to the terms of any such employee benefit plan; or (3) would not otherwise be a beneficial owner of 25% or more of the combined voting power of the Company's then outstanding voting securities but for a reduction in the number of outstanding voting securities resulting from a stock repurchase program or other similar plan of the Company or from a self tender offer of the Company, which plan or tender offer commenced on or after the date hereof; provided, however, that the term "person" shall include such person from and after the first date upon which (A) such person, since the date of the commencement of such plan or tender offer, shall have acquired beneficial ownership of, in the aggregate, a number of voting securities of the Company equal to 1% or more of the voting securities of the Company then outstanding, and (B) such person, together with all affiliates and associates of such person, shall beneficially own 25% or more the voting securities of the Company then outstanding.

     In calculating the percentage of the person for purposes of this subsection, voting shares that are beneficially owned by such person shall be deemed outstanding, and voting shares that are not beneficially owned by such person and that are subject to issuance upon the exercise or conversion of outstanding conversion rights, exchange rights, rights (other than rights), warrants or options shall not be deemed outstanding. Any determination made by the Committee as to whether any person is or is not a 25% stockholder for purposes of this subsection shall be conclusive and binding upon the Company and upon all stockholders.

       e) "Code" shall mean the Internal Revenue Code of 1986, as amended.

       f) "Committee" shall mean the Compensation Committee of the Board of Directors, appointed by the Board, constituted of persons who meet the requirements for being "non-employee directors" of the Company Plan pursuant to Rule 16b-3 under the Exchange Act and persons who are considered "outside directors" within the meaning of the regulations under Section 162(m) of the Code if the Award granted by the Committee is intended to constitute Performance-Based Compensation.

       g) "Company" shall mean The Centris Group, Inc., a Delaware corporation
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(formerly known as "US Facilities Corporation"), including any subsidiaries and affiliates or any successors thereto.

       h) "Date of Grant" shall mean the date the Committee determines to Grant Performance Units to a Participant as reflected in an Agreement.

       i) "Disability" shall mean that because of injury or sickness a person cannot perform each of the material duties of his or her regular occupation.

       j) "Employee" shall mean an employee of the Company. For purposes of Grants of Performance Units under this Plan, the term Employee shall be limited to officers of the Company.
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       k) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

       l) "Grant" shall mean a Grant of Performance Units made to eligible Participants at the beginning of the Performance Period.

       m) "Outside or Non-employee Director" shall mean a member of the Board that is not currently an employee of the Company.

       n) "Participant" shall mean an officer of the Company selected by the Committee to participate in the Plan.

       o) "Payout" shall mean a payment of the Award to the Participants, calculated at the end of each Performance Period.

       p) "Performance Units" shall mean the number of Units granted to eligible Participants at the beginning of each Performance Period, calculated as the Participant's Target Award divided by the Unit Value.

       q) "Performance-Based Compensation" shall mean performance-based compensation as described in Section 162(m) of the Code and the regulations thereunder.

       r) "Plan" shall mean this The Centris Group, Inc. 1997 Long-Term
                                 ----------------------
Incentive - Performance Unit Plan.

       s) "Retirement" shall mean severance from employment with the Company at or after the attainment of age sixty-five (65).

       t) "Return on Equity" or "ROE" for any year, determined at the end of such fiscal year, shall mean net income of the Company for such fiscal year as determined by generally accepted accounting principles (GAAP) divided by stockholders' equity recorded at the beginning of such fiscal year. ROE for purposes of this Plan as specified below shall mean the average Return on Equity for the three year Performance Period as defined below. The Committee shall determine ROE in good faith and its determination shall be conclusive and binding on the Plan and Plan Participants.

       u) "Subsidiary" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of Performance Units, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the corporations in such chain.

       v) "Target Award", expressed as a percent of Base Compensation, determines the number of Performance Units granted to the Participants at the beginning of the Performance Period.
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       w) "Unit Value" shall be $10.00, or other value determined by the
Committee.

V. ADMINISTRATION

     5.1 The Plan shall be administered by the Committee. The Committee shall be appointed by the Board and shall consist of not less than two Outside Directors of the Company, none of whom are eligible to participate in the Plan. The Board may, from time to time, remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled by the Board. The Board shall appoint one (1) of the members of the Committee as Chair. The Committee shall hold meetings at such times and places as it may determine. Acts of a majority of the Committee at which a quorum is present, or which are approved in writing by all the members of the Committee, shall be the valid acts of the Committee.

     5.2 The Committee has the general authority to interpret the provisions of the Plan and adopt such rules as it deems necessary and desirable for the administration of the Plan. Among its functions are the selection of participants and determination of the kind, number, amounts, terms and conditions of Grants, Awards and Payouts made under the Plan to such persons. The determinations of the Committee are binding on Plan Participants. No member of the Committee shall be held liable for any action or determination made in good faith with respect to the Plan or any Performance Units granted thereunder.

VI. ELIGIBILITY

     6.1 For purposes of the Plan, to begin as of the Effective Date, the Committee has determined that Plan Participants shall include the Company's president and chief executive officer; senior vice president and president of USF RE Insurance Company; senior vice president and president of USBenefits Insurance Services, Inc.; executive vice president of corporate finance and investor relations; senior vice president and chief financial officer; senior vice president, secretary and general counsel; and executive vice president of USF RE Insurance Company.

     6.2 Subsequent to the Plan's Effective Date, the Committee shall, in its discretion, and at any time during the life of the Plan, determine who shall be deemed to be a Participant in the Plan.

     6.3 In order to receive Awards under the Plan, a Participant must be employed by the Company and have maintained employment with the Company for at least two (2) years preceding Payouts. If a Participant terminates his/her employment or is terminated by the Company for any reason, all Performance Units previously granted and Awarded, but not paid out, will be forfeited, and no Payouts associated with such Grants will be made to the Participant.

     6.4 Participants entering the Plan at any time during the course of the Company's fiscal year will be eligible for grants of Performance Units in the year in which he/she is first deemed a Participant of the Plan by the Committee. The Participant will not be eligible for
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Awards or Payouts associated with Performance Periods begun in any year preceding the year in which the Participant becomes a Participant in the Plan.


VII. TERMS

     7.1 Grants

         The Committee shall determine the number of Performance Units to be granted to each Participant. Participants are granted Performance Units at the beginning of the Performance Period with Payouts contingent on the Company meeting predetermined ROE targets. The number of Performance Units granted to each Participant is calculated as the Participant's Target Award, as defined in
Section 7.4, determined by the Committee, multiplied by the participant's Base Compensation. The resulting dollar amount is then divided by $10.00 (or other unit value determined by the Committee) which results in the number of Performance Units to be granted.

     7.2 Performance Period

         The Performance Period refers to the period of time for which the Company's operating performance will be measured against predetermined targets. For purposes of the Plan, the Performance Period is three (3) years in length, with the first Performance Period to begin on January 1, 1997, the Plan's Effective Date, and to end on December 31, 1999. Subsequent three- year Performance Periods will begin annually on the first anniversary of the Effective Date and on each anniversary date thereafter.

     7.3 Performance Measure

         The Performance Measure refers to the measure used to determine Awards following each Performance Period. For purposes of the Plan, the Committee has selected ROE as the Performance Measure to be used in the Plan. The Committee will calculate ROE at the close of each Performance Period.

     7.4 Target Awards

         For purposes of the Plan, Participants are each assigned a Target Award by the Committee, expressed as a percent of Base Compensation, based upon such factors as the Committee may deem appropriate, in its sole discretion, including, but not limited to, the Participants' position in the Company, their roles and responsibilities, and the overall impact of their contributions on the Company's performance.

     7.5 Performance Threshold

         For purposes of the Plan, the Committee has determined that the Company should meet a minimum level of operating performance, or Performance Threshold, for any Payouts to be made from the Plan. It is the determination of the Committee that the Company
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achieve at least a thirteen (13) percent average ROE over the Performance Period in order for Payouts to be made during the first Performance Period, or any portion of it. The Committee shall establish the Performance Threshold for each subsequent Performance Period. Notwithstanding the above, if the Performance Threshold is not attained with respect to any Performance Period, the Committee shall have the right in its sole discretion and subject only to any required approvals by the Board of Directors, and in conformity with the non-discretionary requirements of Section 162(m) of the Code, to make Awards in such amounts and to such persons as the Committee determines should receive the Awards. If the Performance Threshold is not attained over the Performance
Period, any Performance Units granted for such Performance Period may still be awarded as determined under the sole discretion of the Committee subject to Board approval.

     7.6 Performance Levels and Awards

          a) The Committee has determined that four (4) Performance Levels initially be used to determine Plan Payouts. The performance levels will be defined as follows:

             i) Below Target Performance will refer to the Company achieving a ROE over the Performance Period of at least thirteen (13) percent but less than fifteen (15) percent. If Below Target Performance is achieved then Participants in the Plan will receive a Payout equal to at least fifty (50) percent of their individual Performance Unit Grant.

             ii) Target Performance will refer to the Company achieving a ROE over the Performance Period of at least fifteen (15) percent but less than seventeen (17) percent. If Target Performance is attained then Participants in the Plan will receive a Payout equal to at least one-hundred (100) percent of their individual Performance Unit Grant.

             iii) Above Target Performance will refer to the Company achieving ROE over the Performance Period of at least seventeen (17) percent but less than eighteen (18) percent. If Above Target Performance is attained then Participants will receive a Payout equal to at least one-hundred and twenty-five (125) percent of their individual Performance Unit Grant.

             iv) Well-Above Target Performance will refer to the Company achieving ROE over the Performance Period of at least eighteen (18) percent. If Well-Above Target Performance is attained then Participants will receive a Payout equal to one-hundred and fifty (150) percent of their individual Performance Unit Grant.

          b) The Committee reserves the right to change or modify the Performance Levels at any time and without notice to Plan Participants, provided that any changes or modifications will not apply to any Performance Units granted prior to the effective date of such changes or modifications.
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     7.7 Payouts

          a) Providing the Company meets the Performance Threshold, Payouts earned by the Participants will be automatically deferred into the Company's Non-Qualified Deferred Compensation Plan, approved by the Committee on December 4, 1996.

          b) Payouts will be calculated by multiplying the value of the Performance Units awarded to the Participants by the Performance Level achieved, as defined in Section 7.5 and 7.6.

          c) Payouts earned will be determined as soon as practicable following the year in which the Performance Period ends. The Committee will certify, in writing, the accuracy of Awards prior to Payouts being made.

          d) The CEO shall have the authority, subject only to approval by the Committee and the Board, and in conformity with the non-discretionary requirements of Section 162(m) of the Code, to adjust a Participant's Payout to take into account strategic and financial events, conditions or results, including, but not limited to, recognizing a Participant's business unit's results which had a significant impact on the Company's overall Company financial results for any Performance Period.


VIII. MISCELLANEOUS PROVISIONS

      8.1 Amendments and Termination

          a) The Committee may from time to time suspend or terminate the Plan or amend or revise the terms of the Plan, provided that any material amendment to the Plan shall be approved by the Board or the Company's stockholders, as may be required in each case.

          b) No amendment, suspension or termination of the Plan shall, without the consent of the Participants who have received a Payout, alter or impair any rights or obligations under any Payout previously granted under the Plan.

     8.2 Nontransferability of Awards

          The Participant may not transfer, assign, pledge or hypothecate any Performance Units granted under this Plan. Performance Awards may only be transferred pursuant to the Participant's will, or the laws of descent and distribution, or to a revocable trust created by the Participant for the benefit of the Participant or the Participant's family of which the Participant is the sole trustee.

     8.3 Continuation of Employment

          Nothing contained in the Plan or any Performance Unit granted under the Plan shall confer upon any Participant any rights with respect to continuation of employment by the
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Company, nor shall this Plan or any individual agreement issued pursuant hereto be deemed a contract of employment, or in any manner alter the "at will" employment relationship that exists between the Company and its employees.

     8.4 Termination of Employment

          a) If a Participant terminates employment for any reason other than death, Disability or Retirement, any Performance Units previously granted and not paid out shall be forfeited.

          b) If a Participant terminates employment for reasons of death, Disability, or retirement, the Participant, the beneficiary, the legal representative or the named beneficiary of the Participant (if the Participant is legally incapacitated or deceased) shall be entitled to receive, a portion or all of the Payout, providing the Company has achieved Threshold Performance, as the Committee shall determine in good faith, but in no event less than the target award multiplied by a fraction, the numerator or which shall be the number of months elapsed from the Date of Grant, and the denominator which shall be the number of months in a Performance Period.

     8.5 Adjustments

          a) In the event an extraordinary event occurs, such as a recapitalization, merger, consolidation, or other similar event, if the Committee shall determine, in its sole discretion, that such change equitably requires an adjustment in the calculation of ROE, performance levels, or award payouts, such calculation or ROE, performance levels, or award payouts, in conformity with the non-discretionary requirements of Section 162(m) of the Code, may be appropriately adjusted by the Committee.

          b) Notwithstanding Section 8.5(a) above, upon the dissolution or liquidation of the Company, or upon any Change in Control, either

             (i) Payouts with respect to Performance Units granted and outstanding shall be made to Participants in the Plan, in consideration of the Company's actual ROE performance over the Performance Period, to date, relative to Target Performance, providing that the Company has achieved its predetermined Performance Threshold, or

             (ii) Payouts with respect to Awards determined by the Committee, but not yet paid, shall be made to Participants in the Plan.

     8.6 Effective Date

         This Plan shall become effective on January 1, 1997 subject to approval by the Company's stockholders, and shall continue in effect for subsequent years unless it is terminated or amended by the Committee.

     8.7 Code Section 162(m)

          (a) It is the intent of the Company that all Payouts under the Plan qualify as performance-based compensation for purposes of Code Section 162(m)(4)(C) so that the Company's tax deduction for such Payouts is not disallowed in whole or in part under Code Section 162(m). The Plan is to be applied and interpreted accordingly.

          (b) The Committee may from time to time suspend, revise, amend or terminate the Plan; provided, however, that any such amendment or revision which requires approval of the Company's stockholders in order to maintain the qualifications of Payouts as performance-based compensation pursuant to Code
Section 162(m)(4)(C) shall not be made without such approval.

     8.8 Governing Law

         The Plan shall be governed by and construed and enforceable in accordance with the laws of the state of California.

     8.9 Notice

         Any notice or filing required or permitted to be given to the Company shall be sufficient if in writing and hand delivered or sent by U.S. mail, postage prepaid, or Federal Express or any other recognized courier service to the principal office of the Company directed to the attention of the Company's Vice President of Human Resources. Any notice to the Participant must be in writing and is effective when hand delivered or sent by U.S. mail, postage prepaid, or Federal Express or any other recognized courier service to the Participant or his personal representatives at his her last address on record with the Company.

     8.10 Gender, Singular and Plural

          All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter as the identity of the person or persons may require. As the context may require, the singular may be read as the plural and the plural as the singular.

     8.11 Captions

          The captions to the sections and paragraphs of the Plan are for convenience only and shall not control or effect the meaning or construction of any of its provisions.

     8.12 Withholding of Taxes

          In the event the Company determines that it is required to withhold state or federal or Social Security taxes, the Company shall have the authority to withhold from the Participants such required state and federal income taxes as it deems appropriate.

     8.13 Legality of Issuance

          The Company shall not be under any obligation to make payment with respect to any Performance Units unless and until the Company has determined that all applicable provisions of state and federal income tax laws have been satisfied.

     8.14 Adoption of the Plan

          The date of adoption of this The Centris Group, Inc. 1997 Long-Term
                                       -----------------------
Incentive - Performance Unit Plan shall be the date upon which the Board of Directors approved the Plan, subject to ratification by the Stockholders of the Company at the 1997 Annual Meeting of Stockholders to be held in May, 1997.

                            THE CENTRIS GROUP, INC.
               1997 LONG-TERM INCENTIVE - PERFORMANCE UNIT PLAN
                                   AGREEMENT

This Agreement is made and entered into this ____ day of _____________, ____, by and between The Centris Group, Inc., a Delaware Corporation (the "Company"), and _____________________________ (the "Participant"), pursuant to The Centris Group, Inc. 1997 Long-Term Incentive - Performance Unit Plan (the "Plan").

Section 1. Grant of Performance Units. The Compensation Committee of the Company's Board of Directors (the "Committee") hereby grants to the Participant ____________ Performance Units. The effective date of grant is January 1, ____. Each Performance Unit shall have a grant value of $____ and is granted pursuant to the Plan. The Participant acknowledges having received and read the text of the Plan, the terms and conditions of which are incorporated into this Agreement by reference thereto. In the event of a conflict between this Agreement and the Plan, the terms and conditions of the Plan shall prevail.

Section 2. Performance Period. The Performance Period for this grant shall be the three (3) year period from January 1, ____ through December 31, 20__.

Section 3. Payouts. Payouts (as defined in the Plan) shall be determined at the end of the Performance Period on the basis of the Company's actual ROE (as defined in the Plan) over the performance period relative to predetermined ROE targets as set forth in the Plan. Payouts under the Plan shall be automatically deferred into the Company's Non-Qualified Deferred Compensation Plan.

Section 4. Determinations. All determinations, decisions, and interpretations made under this Agreement by the Committee or the Board are made at their sole discretion and shall be binding upon the Plan and the Participants.

Section 5. Termination of Employment. Amounts due to participants upon termination of employment shall be determined in accordance with the provisions of the Plan. Once Payouts are deferred to the Non-Qualified Deferred Compensation Plan, they may be withdrawn only in accordance with the terms of such plan.

Section 6. No Employment Rights. Nothing contained in this Agreement shall confer upon any Participant any rights with respect to continuation of employment by the Company, nor shall this Agreement be deemed a contract of employment, or to alter in any manner the "at will" employment relationship that exists between the Company and its employees.

IN WITNESS WHEREOF, the Company and the Participant have executed this Agreement as of the day and year first written above.

The Centris Group, Inc.



By:
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Participant



-----------------------------